As filed with the Securities and Exchange Commission on July 18, 2005
                                                     Registration No. 333-114064
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT No.1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                             CALYPSO WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 135671924
         (State or other jurisdiction (IRS Employer Identification No.)
                        of incorporation or organization)

                             5753 N.W. 158st Street
                           Miami Lakes, Florida 33014

               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------
                           Consulting and Compensation
                                   Agreements
                  ---------------------------------------------
                              (Full title of plan)

                                George Schilling
                                    President
                              5753 N.W. 158 Street
                           Miami Lakes, Florida 33014

                     (Name and address of agent for service)

                                 (305) 828-3418

          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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                                      Proposed          Proposed
        Title of                      Maximum           Maximum
        Securities   Amount           Offering          Aggregate   Amount of
        to be        to be            Price             Offering    Registration
        Registered   Registered(1)    Per Share(1)      Price(2)    Fee
        ----------   -----------      ------------      ----------  -----------
        Common Stock    430,000           $0.96         $412,800    $48.58

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(1)      This Registration Statement shall also cover any additional shares of
Common Stock which become issuable under the Consulting and Compensation Agreements, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Calypso Wireless, Inc.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low stock price of the Registrant's common stock on July 14, 2005.

(3)      Previously paid.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to the issuance of (1) up to 25,000 shares of common stock to Blaize Kaduru pursuant a Consulting Agreement dated March 1, 2005, between Calypso Wireless Inc., (the "Registrant") and Serengeti L.P.; (2) up to 150,000 shares of common stock distributed as follows: 45,000 shares to Michael A. Pizzi, Jr., 45,000 shares to Donald Bierman, 45,000 shares to Edward Shohat and 15,000 shares to Ira Loewy, pursuant a Consulting Agreement dated March 2, 2005, between Registrant and Bierman Shohat Loewy & Pizzi; (3) up to 100,000 shares of common stock to Michael A. Pizzi pursuant to a Consulting Agreement dated May 4, 2005 between Registrant and Michael A. Pizzi Jr Esq.; (4) up to 25,000 shares of common stock to H. Miles Cohn pursuant to a consulting Agreement dated February 25, 2005 between Registrant and Sheiness, Scott, Grossman & Cohn, LLP; (5) up to 20,000 shares of common stock to Samuel Clay Reiner pursuant to a Consulting Agreement dated May 4, 2005 between Registrant and Reiner & Reiner P.A. (6) up to 10,000 shares of common stock pursuant to a Consulting Agreement dated June 1, 2005 between Registrant and David B. Stocker; (7) up to 20,000 shares of common stock pursuant to a Consulting Agreement dated January 17, 2005 between Registrant and Fernando Salvador related to ECUTEL; (8) up to 15,000 shares of common stock pursuant to a Consulting Agreement dated January 17, 2005 between Registrant and Fernando Salvador related to Servinova Cisco Reg; (9) up to 15,000 shares of common stock pursuant to a Consulting Agreement dated January 17, 2005, between Registrant and Fernando Salvador related to SETEL; and (10) up to 50,000 shares of common stock to Richard A. Friedman pursuant to a Compensation Agreement dated October 1, 2004 between Registrant and Sichenzia Ross Friedman Ference LLP.


PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2005 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Sichenzia Ross Friedman Ference Consulting Agreement Information.

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to the consultant, pursuant to Rule 428(b) or additional information about the consulting agreement are available without charge by contacting:

                                George Schilling
                                    President
                             Calypso Wireless, Inc.
                             5753 N.W. 158th Street
                           Miami Lakes, Florida 33014

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

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
     o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2005.

     o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended. December 31, 2004.

     o Reference is made to the registrant's current report on Form 8-K dated March 15, 2005 as filed with the Securities and Exchange Commission on March 21, 2005, which is hereby incorporated by reference.

     o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended. December 31, 2004

     o All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the 2003 fiscal year; and

     o The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.


Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Richard
A. Friedman a member of Sichenzia Ross Friedman Ference shall receive 50,000 shares of the Registrant's common stock, which are being offered under this Registration Statement.

Item 6. Indemnification of Directors and Officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

None.


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
Item 8. Exhibits.

EXHIBIT
NUMBER              EXHIBIT

 5.1     Opinion of Sichenzia Ross Friedman Ference LLP

10.1     Serengetti L.P. Consulting Agreement

10.2     Bierman Shohat Loewy & Pizi Consulting Agreement

10.3     Michael A. Pizzi JR esquire Consulting Agreement

10.4     Sheiness Scott Grossman & Cohn, LLP Consulting Agreement

10.5     Reiner & Reiner P.A Consulting Agreement

10.6     David B. Stocker Ltd Consulting Agreement

10.7     Fernando Salvador (Ecutel agreement) Consulting Agreement

10.8     Fernando Salvador (Servinova Cisco Reg agreement) Consulting Agreement

10.9     Fernando Salvador (Setel-Telecable agreement) Consulting Agreement

10.10    Sichenzia Ross Friedman Ference, LLP Compensation Agreement

23.1     Consent of R. E. Bassie & Co., independent public accountants

23.2     Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit
         5.1.


Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                          Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this July 14, 2005.

CALYPSO WIRELESS, INC.

By:  /s/ George Schilling                             Date:  July 14, 2005
     --------------------
        George Schilling
        President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on July 14, 2005.

By: /s/ Antonio Zapata                                Date:  July 14, 2005
   -------------------
      Antonio Zapata
      Chairman of the Board

By: /s/Julieta Moran                                  Date:  July 14, 2005
   -----------------
      Julieta Moran, Director





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